Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 18, 2004 relating to the 2003 consolidated financial statements of FastChannel Network, Inc., which appears in DG FastChannel Inc.’s Registration Statement on Form S-4/A, filed on May 3, 2006.  We also consent to the reference to us under the heading “Experts” in such Registration Statement on Form S-3.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
October 10, 2006